UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2007

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2- Financial Information

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Guardian Technologies International, Inc. (the “Company”), did not make timely payment of the interest due under its Series A 10% Senior Convertible Debentures on January 1, 2008.  However, the Company has paid all of the interest and late fees due to debenture holders as of April 8, 2008.  The debentures provide that any default in the payment of interest which default is not cured within five trading days of the receipt of notice of such default or ten trading days after the Company becomes aware of such default, will be deemed an event of default.  If an event of default occurs under the debentures, the debenture holders may elect to require the Company to make immediate repayment of the mandatory default amount which equals the sum of (i) the greater of either (a) 120% of the outstanding principal amount of the debentures, plus accrued but unpaid interest, or (b) the outstanding principal amount plus accrued but unpaid interest divided by the conversion price on the date the mandatory default amount is either (1) demanded or otherwise due or (2) paid in full, whichever has the lower conversion price, multiplied by the variable weighted average price of the common stock on the date the mandatory default amount is either demanded or otherwise due, whichever has the higher variable weighted average price, and (ii) all other amounts, costs, expenses, and liquidated damages due under the debentures. Also, interest under the debentures accrues at a rate of 18% per annum or the maximum amount allowed under the law and the Company may be subject to a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  As of the date of this report, the debenture holders have not made an election requiring immediate repayment of the mandatory amount although there can be no assurance they will not do so.

Section 3 – Securities and Trading Markets

Item 3.02

Unregistered Sales of Equity Securities

On October 21, 2007, an accredited investor exercised common stock purchase warrants to purchase an aggregate of 60,000 shares of common stock, $.001 par value per share (“Common Stock”), of the Company for gross proceeds to the Company of approximately $45,000. The Common Stock was issued to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

On November 29, 2007, an accredited investor exercised common stock purchase warrants to purchase an aggregate of 60,075 shares of Common Stock for gross proceeds to the Company of approximately $45,056. The Common Stock was issued to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On December 11, 2007, the Company issued a promissory note in the principal amount of

$100,000 and, on December 12, 2007, issued a 10,000 Class H Common Stock Purchase Warrants (“Class H Warrants”) to an accredited investor.  The note bears interest at the rate of 10% per annum.  The note is repayable upon receipt of proceeds from a subsequent financing.  The principal amount may be converted into securities offered in such financing upon the same terms offered in such subsequent financing.  The Class H Warrants are exercisable for a period of five years from the date of issuance at a price of $0.70 per share. The Class H Warrants are redeemable by the Company at a price of $.001 per warrant if for ten (10) consecutive trading days the closing bid or sale price of the Company’s Common Stock on the trading market for the Common Stock equals or exceeds $5.00. The Class H Warrants contain certain anti-dilution provisions and other customary provisions.  On April 4, 2008, the note was converted as part of our financing, discussed below, and we issued an aggregate of 142,857 shares of Common Stock and 214,285 Class H Warrants.  The note and Class H warrants and the Common Stock and Class H Warrants issued upon conversion of the note were issued to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

On December 21 and 26, 2007, the Company sold an aggregate of 285,714 shares of Common Stock and an aggregate of 428,570 Class H Warrants to two accredited investors for gross proceeds to the Company of approximately $200,000.  The Common Stock and Class H Warrants were issued to accredited investors in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On February 5, 2008, the Company sold an aggregate of 1,000,000 shares of Common Stock and an aggregate of 1,499,995 Class H Warrants to one accredited investor for gross proceeds to the Company of approximately $700,000.  The Common Stock and Class H Warrants were issued to accredited investors in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On March 5, 2008, the Company sold an aggregate of 214,286 shares of Common Stock and an aggregate of 321,428 Class H Warrants to one accredited investor for gross proceeds to the Company of approximately $150,000.  The Common Stock and Class H Warrants were issued to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On April 4, 2008, the Company sold an aggregate of 8,214,278 shares of Common Stock and an aggregate of 12,321,387 Class H Warrants to three accredited investor for gross proceeds to the Company of approximately $5,750,000, including $100,000 received upon conversion of a convertible promissory the Company issued on December 11, 2007. The Company expects to receive approximately $1,650,000 of the subscription proceeds on or about May 30, 2008. The Common Stock and Class H Warrants were issued to accredited investors in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Section 8 - Other Events

Item 8.01

Other Events

During the period December 21, 2007, through April 4, 2008, the Company held a series of closings with regard the sale of units of its securities (the “Units”), each Unit consisting of 142,857 shares of the Company’s Common Stock and 214,285 Class H Warrants for a purchase price of $100,000 per Unit.  At such closings, the Company sold an aggregate of 68 Units for gross proceeds to the Company of approximately $6,800,000, including $100,000 upon conversion of a convertible promissory the Company issued on December 11, 2007.  The Company expects to receive approximately $1,650,000 of such gross proceeds at a closing to be held on or about May 30, 2008.  The Company issued, or agreed to issue, an aggregate of approximately 9,714,278 shares of Common Stock and approximately 14,571,380 Class H Warrants at such closings.  The Class H Warrants are exercisable at a price of $0.70 per share for a period of five years from the date of issuance.  The Class H Warrants are redeemable by the Company at a price of $.001 per warrant if for ten (10) consecutive trading days the closing bid or sale price of the Company’s Common Stock on the trading market for the Common Stock equals or exceeds $5.00.  The Class H Warrants contain certain anti-dilution provisions and other customary provisions.

A press release regarding the closing of the financings was issued on April 7, 2008, and is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibit

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits.

10.1

Form of Subscription Agreement, filed herewith.

10.2

Convertible Promissory Note, dated December 11, 2007, filed herewith.

99.1

Press Release dated April 8, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: April 8, 2008	By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer

28309061.133

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